UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2015

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices, Zip Code)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 30, 2015, CannaVEST Corp. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Purchase Agreement”) with CANNAVEST Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), CANNAVEST Acquisition LLC (“LLC”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, CanX, Inc, a Florida corporation (“CanX”), and The Starwood Trust, as the Shareholder Representative.

Capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The following constitutes a summary of certain provisions of the Purchase Agreement, which does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Pursuant to the Purchase Agreement and filing of certain articles of merger with the Florida Secretary of State and certificate of merger with the Delaware Secretary of State, Merger Sub merged with and into CanX with CanX surviving such merger (the “Merger”), in accordance with the Purchase Agreement and the Florida Business Corporation Act (“FBCA”), and immediately following the effectiveness of the Merger, CanX merged with and into the LLC with the LLC surviving such merger (the “LLC Merger” and, together with the Merger, the “Combination”), in accordance with the Purchase Agreement, the FBCA and the Delaware Limited Liability Company Act. Upon consummation of the Combination, CanX ceased to exist and all property, rights, privileges, powers and franchises of the CanX vested in the LLC, and all debts, liabilities and duties of CanX become the debts, liabilities and duties of LLC.

In consideration for the acquisition of CanX and its wholly owned subsidiary, Canabine, LLC, a Florida limited liability company, pursuant to the Combination, the Company paid and issued to the former shareholders of CanX at closing an aggregate sum of Two Hundred Fifty Thousand Dollars ($250,000) in cash and Five Million (5,000,000) shares of Company common stock and, subject to the Company or its Affiliates achieving certain post-closing milestones, the Company will pay and issue certain additional contingent consideration to the former shareholders of CanX, as set forth below (collectively, the “Contingent Merger Consideration”), subject to claims for indemnification by the Company, if any, prior to that time:

(i) the Company will pay to the former shareholders of CanX the aggregate sum of Two Hundred Fifty Thousand Dollars ($250,000) the first time the Company closes an equity or equity-linked financing with the principal purpose of raising capital from an existing or new financing source in a transaction or series of related transactions with aggregate gross proceeds of not less than Seven Hundred Fifty Thousand Dollars ($750,000);

(ii) the Company will issue to the former shareholders of CanX Four Million Five Hundred Thousand (4,500,000) shares of Company common stock the first time the Company or one of its Affiliates completes development of a U.S. Food & Drug Administration (“FDA”) current good manufacturing practice grade batch of successfully synthetically formulated “ready to ship” Cannabidiol (“CBD”) for use in drug development activities, as confirmed in writing by the third-party formulating entity engaged to conduct such development;

(iii) the Company will issue to the former shareholders of CanX Five Million (5,000,000) shares of Company common stock the first time the Company or one of its Affiliates files an investigational new drug application with the FDA in connection with a development program utilizing CBD as the active pharmaceutical ingredient (a “CBD Drug Product”);

(iv) the Company will issue to the former shareholders of CanX Five Million (5,000,000) shares of Company common stock the first time the Company or one of its Affiliates commences a Phase I clinical trial as authorized by the FDA for a CBD Drug Product;

(v) the Company will issue to the former shareholders of CanX Five Million (5,000,000) shares of Company common stock the first time the Company or one of its Affiliates commences a Phase II clinical trial as authorized by the FDA for a CBD Drug Product;

(vi) in addition, in consideration for the acquisition of CanX and its wholly owned subsidiary, Canabine, LLC, a Florida limited liability company, pursuant to the Combination, subject to and commencing from and after the first commercial release by the Company or one of its Affiliates of the first CBD Drug Product developed by the Company or one of its Affiliates formulated to treat human medical conditions, the Company will pay to the former shareholders of CanX, on a calendar quarterly basis in perpetuity, subject to the Company’s Buy-Out Option, as described below, an amount equal to five percent (5%) of net sales of such CBD Drug Product (the “First CBD Drug Product Earn-Out Payments”); and

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(vii) subject to and commencing from and after the first commercial release by the Company or one of its Affiliates of the second CBD Drug Product developed by the Company or one of its Affiliates formulated to treat human medical conditions, the Company will pay to the former shareholders of CanX, on a calendar quarterly basis in perpetuity, subject to the Company’s Buy-Out Option, as described below, an amount equal to five percent (5%) of net sales of such CBD Drug Product (the “Second CBD Drug Product Earn Out Payments”, and, together with the First CBD Drug Product Earn Out Payments, the “CBD Drug Product Earn Out Payments”).

The Company has the right, but not the obligation, at any time upon delivery of written notice, to buyout (the “Buy-Out Option”) any and all remaining CBD Drug Product Earn-Out Payments in exchange for a one-time buyout consideration payment to the former shareholders of CanX comprised of such aggregate number of registered and freely tradable shares of Company common stock equal to (a) five percent (5%) multiplied by (b) the greater of (1) the total number of shares of Company common stock issued and outstanding on the date the Buy-Out Option notice is deemed delivered to the Shareholder Representative in accordance with the Purchase Agreement, or (2) the total number of shares of Company common stock issued and outstanding on the Buy-Out Closing Date (the “Buy-Out Stock Consideration”). The closing of the Buy-Out Option shall occur as soon as reasonably practicable after the delivery of the Buy-Out Option notice, but in any event within thirty (30) days of the delivery of such notice (the “Buy-Out Closing Date”). Upon tender of the Buy-Out Stock Consideration, all rights of the former shareholders of CanX to the CBD Drug Product Earn-Out Payments shall terminate and be of no further force or effect.

The Purchase Agreement contains standard and customary representations, warranties, covenants and indemnification provisions. The Purchase Agreement has been included to provide our shareholders with information regarding its terms. It is not intended to provide any other factual information about CanX or the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this presentation about future expectations, plans and prospects for the Company, including statements regarding the negotiation and execution of a definitive agreement for the possible sale of the Company's Interface Board Business, the consummation of such sale transaction, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company's use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including obtaining the requisite governmental and contractual consents to the transaction, as well as the other important factors as are described in the Company's filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of the Company’s common stock upon consummation of the Combination and represented by the Contingent Merger Consideration is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2016, the Board appointed James A. McNulty, CPA as a director of the Company and its Chairman of the Audit Committee. There is no arrangement or understanding between Mr. McNulty and any other person pursuant to which Mr. McNulty was selected as a director of the Company. Mr. McNulty is a former shareholder of CanX, and thereby received a pro rata portion of the consideration paid to the CanX shareholders upon consummation of the Merger, and is entitled to a pro rata share of the Contingent Merger Consideration when paid, if any. Except as provided in the preceding sentence, Mr. McNulty does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a participant required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

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Other than the Company’s formal plan for compensating its directors for their services, whereby each director, other than the Chairman of the Board, receives $500 per meeting of the Board attended and 25,000 shares of the Company’s common stock for each full year of service on the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mr. McNulty in connection with his election to the Board, nor are there any grants or awards made to Mr. McNulty in connection therewith.

Mr. McNulty is a Certified Public Accountant, and since 1998 has served as Chief Financial Officer and/or Chief Operating Officer of various biotechnology and health-care related companies, including BioDelivery Sciences International, Inc. (NASDAQ: BDSI), Hedgepath Pharmaceuticals, Inc. (OTC: HPPI), Repurposed Therapeutics, Inc., Accentia Biopharmaceuticals, Inc. (OTC: ABPI), Biovest International, Inc. (OTC: BVTI) and Hopkins Capital Group, among other companies.

Mr. McNulty received a Bachelor of Arts from the University of South Florida in 1972, and has obtained certifications as a Valuation Analyst, for Business Valuation I-VIII, and Personal Financial Planning I-VII. Mr. McNulty also is a Certified Public Accountant in the State of Florida.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 4, 2016, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Charter”) reflecting its corporate name change to “CV Sciences, Inc.”, effective on January 5, 2016. In addition, on January 4, 2016, the Company amended its Bylaws to reflect its corporate name change to “CV Sciences, Inc.”. The Company will promptly pursue the name change with the Financial Industry Regulatory Authority (FINRA), and seek approval of a ticker symbol change to “CVSS”.

Item 7.01	Regulation FD Disclosure

On January 4, 2016, the Company announced the entry into and consummation of the Purchase Agreement, and related ancillary information including the change of the Company’s name and the appointment of Mr. McNulty to the Company’s Board of Directors.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

2.1	Agreement and Plan of Merger, dated December 30, 2015
99.1	Press Release of CannaVEST Corp., dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2016

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and CEO

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